UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2021
Dear Stockholders of ContextLogic Inc.:
It is my pleasure to invite you to attend the 2021 Annual Meeting of Stockholders (“Annual Meeting” or “2021 Annual Meeting”) of ContextLogic Inc. d/b/a “Wish,” to be held on Tuesday, June 8, 2021 at 10 a.m. Pacific Daylight Time. In order to provide a safe and accessible experience to all stockholders, our Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2021.
Details regarding the business to be conducted at our Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders over the Internet. We believe that providing our proxy materials over the Internet increases the accessibility of our information to stockholders while reducing the environmental impact of our Annual Meeting. On or around April 28, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement for our 2021 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2020 Annual Report. The Notice will also provide instructions on how to vote online or by telephone, and how to receive printed proxy materials by mail.
Whether or not you plan to virtually attend our Annual Meeting, your vote is important and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, if you have received printed proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you virtually attend our Annual Meeting, you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.
On behalf of the Board of Directors, thank you for your continued interest and support in Wish.
Sincerely,

Piotr Szulczewski
Founder, Chief Executive Officer, and Chairperson
One Sansome Street, 40th Floor
San Francisco, California 94104
www.wish.com
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

ContextLogic Inc. One Sansome Street, 40th Floor San Francisco, California 94104
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2021
Dear Stockholders of ContextLogic Inc.:
You are cordially invited to attend the Annual Meeting (“Annual Meeting” or “2021 Annual Meeting”) of Stockholders of ContextLogic Inc. d/b/a “Wish,” a Delaware corporation. The meeting will be held on Tuesday, June 8, 2021, at 10 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2021. At the Annual Meeting, our stockholders will be asked:
1.
To elect all of our existing directors to serve until the 2022 Annual Meeting of Stockholders, who include Piotr Szulczewski, Julie Bradley, Ari Emanuel, Joe Lonsdale, Jacqueline Reses, Tanzeen Syed, Stephanie Tilenius, and Hans Tung;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To approve, on an advisory basis, our executive compensation for the year ended December 31, 2020, as disclosed herein;
4.	To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers; and
5.	To conduct any other business properly brought before the meeting.
The items of business listed above are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 12, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
The Board of Directors is pleased to nominate Piotr Szulczewski, Julie Bradley, Ari Emanuel, Joe Lonsdale, Jacqueline Reses, Tanzeen Syed, Stephanie Tilenius, and Hans Tung as members of the Board.
Regardless of the number of shares you own, your vote is important. Therefore, even if you currently plan to virtually attend the 2021 Annual Meeting, please vote or submit your proxy as soon as possible so that your shares can be voted at the 2021 Annual Meeting in accordance with your instructions. Both telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you do virtually attend the 2021 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
Please read the attached Proxy Statement, as it contains important information you need to know to vote at our 2021 Annual Meeting.
By Order of the Board of Directors

Devang Shah
General Counsel and Secretary
San Francisco, California
April 28, 2021
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

ContextLogic Inc. One Sansome Street, 40th Floor San Francisco, California 94104
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2021
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2021 Annual Meeting of Stockholders (“Annual Meeting” or “2021 Annual Meeting”) of ContextLogic Inc. d/b/a “Wish” (sometimes referred to as “we,” “us,” “our,” the “Company,” “ContextLogic,” or “Wish”), which will be held virtually on Tuesday, June 8, 2021, at 10 a.m. Pacific Daylight Time via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2021.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are making this Proxy Statement and our Annual Report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or around April 28, 2021, we intend to mail to our stockholders: (a) a copy of this Proxy Statement, a proxy card, and our Annual Report, or (b) a notice (the “Notice”) containing instructions on how to access and review this Proxy Statement and our Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or via telephone in advance of our Annual Meeting, and how to vote online during our Annual Meeting. If you have received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2020, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Financial Information” section of our website located at www.ir.wish.com. You may also obtain a printed copy of our Annual Report on Form 10-K, which includes our financial statements, free of charge, by sending a written request to corporatesecretary@wish.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

Page
Questions and Answers About This Proxy Material and Voting	1
Directors, Executive Officers, and Corporate Governance	6
Security Ownership of Certain Beneficial Owners and Management	14
Section 16(a) Beneficial Ownership Reporting Compliance	17
Certain Relationships and Related Party Transactions	18
Executive Compensation	19
Director Compensation	32
Securities Authorized for Issuance Under Equity Compensation Plans	33
Independent Registered Public Accounting Firm	34
Report of the Audit Committee of the Board of Directors	35
Proposal 1—Election of Directors	36
Proposal 2—Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	37
Proposal 3—Advisory Approval of Our Executive Compensation for the Year Ended December 31, 2020	38
Proposal 4—Advisory Approval of the Frequency of Holding an Advisory Vote on the Compensation of Our Named Executive Officers	39
Other Matters	40

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
These proxy materials are being provided because the Board of Directors (the “Board” or “Board of Directors”) of ContextLogic Inc. (“we,” “us,” “our,” the “Company,” “ContextLogic,” or “Wish”) is soliciting your proxy to vote at our 2021 Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials (the “Notice”) in the mail instead of mailing printed copies of a full set of proxy materials. The Notice instructs you on how to access and review the Proxy Statement and Annual Report over the Internet at www.proxyvote.com. The Notice also instructs you on how to submit your proxy over the Internet and vote online at our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting these materials contained in the Notice.
What is a virtual Annual Meeting?
The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will provide an accessible stockholder experience, cost savings to our stockholders, and support the health of our stockholders and employees given the current public health impact of the coronavirus outbreak (“COVID-19”). You can virtually attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/WISH2021, where you will be able to vote your shares and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you have requested and received printed copies of the proxy materials by mail, you may also vote by completing and mailing in your proxy card.
The Annual Meeting starts at 10 a.m. Pacific Daylight Time. We encourage you to access the meeting website prior to the start time to allow for check in. If you encounter any difficulties with accessing the virtual meeting at any point, please call the technical support number that will be posted on the virtual meeting log-in page.
You do not need to register to virtually attend the Annual Meeting webcast. Follow the instructions on your Notice or proxy card (if you requested and received a printed copy of the proxy materials) to access the Annual Meeting.
If you wish to submit a question on the day of the Annual Meeting, you may log in to the virtual meeting platform at http://www.virtualshareholdermeeting.com/WISH2021 and submit your question through the Q&A tab. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and therefore, will not be answered.
What am I voting on?
There are four matters scheduled for a vote:
•
Election of all of our existing directors to serve until the 2022 Annual Meeting of Stockholders, who include Piotr Szulczewski, Julie Bradley, Ari Emanuel, Joe Lonsdale, Jacqueline Reses, Tanzeen Syed, Stephanie Tilenius, and Hans Tung;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	To approve, on an advisory basis, our executive compensation for the year ended December 31, 2020, as disclosed herein; and
•	To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends the following votes:
•	“FOR” the election of each director nominee;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	“FOR” our executive compensation for the year ended December 31, 2020; and
•	“FOR” the frequency of holding an advisory vote on the compensation of our named executive officers every “1 YEAR.”
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 12, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 504,180,875 shares of the Company’s Class A common stock (“Class A Common Stock”) and 114,802,497 shares of the Company’s Class B common stock (“Class B Common Stock”) outstanding. Each holder of our Class A Common Stock has the right to one vote for each share of Class A Common Stock held as of the record date, and each holder of our Class B Common Stock has the right to 20 votes for each share of Class B Common Stock held as of the record date.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in “street name” or a street name stockholder and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not virtually attend the Annual Meeting and vote electronically at the Annual Meeting unless you follow your broker’ s procedures for obtaining a legal proxy. If you have requested a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
How do I vote?
If on April 12, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone, or (if you have received a proxy card by mail) by mail as described below. Stockholders may also attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice, or other information forwarded by your bank or broker to see which voting options are available to you.
•
You may vote via the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice or proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 7, 2021. Easy-to-follow instructions are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by telephone by dialing 800-690-6903 and following the instructions for voting by phone on the Notice or proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 7, 2021. Easy-to-follow voice prompts are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail by requesting, completing, and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting.

2    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

•	If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/WISH2021 using your unique control number included in the proxy materials mailed to you.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all nine of your Board of Directors’ nominees for director, (ii) “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, (iii) “For” the advisory approval of our Company’s executive compensation for the year ended December 31, 2020, and (iv) “For” a frequency of the advisory vote on our Company’s executive compensation of one year, as disclosed herein. However, if you are not a record holder, and your shares are held instead through a broker, nominee, fiduciary, or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card, or submit a proxy for each Notice to ensure that all of your shares are voted.
What if I share an address with another stockholder of Wish?
If you reside at the same address as another Wish stockholder, you and other Wish stockholders residing at the same address will receive a single copy of the Notice of Availability of Proxy Materials. If you wish to receive an additional, separate copy of the Notice of Availability of Proxy Materials, please make a written request to: ContextLogic Inc., One Sansome Street, 40th Floor, San Francisco, California 94104, Attention: General Counsel and Secretary. Upon your request, we will promptly deliver a separate copy to you. The Annual Report, Proxy Statement, and Notice are also available at www.proxyvote.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice indicating that you are revoking your proxy to the Secretary of the Company at One Sansome Street, 40th Floor, San Francisco, California 94104.
•
You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/WISH2021 and using your unique control number that was included in the Proxy Materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board of Directors?
Proxies may be solicited on behalf of our Board of Directors, without any additional compensation, by the Company’s directors and employees.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us, and postings on our corporate website at www.ir.wish.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     3

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

How are votes counted?
Votes will be counted by the Inspector of Election appointed for the meeting, who will separately count “For” and “Against” votes, votes “Withheld,” abstentions, and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or against any director, and will therefore have no effect on the outcome of the vote. For Proposals 2, 3, and 4, abstentions will not be considered as votes cast for or against any proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for such proposals.
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary,” and therefore, brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. All of our proposals, except for Proposal 2, are “non-discretionary,” and therefore, if your shares are held through a broker, nominee, fiduciary, or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.
How many votes are needed to approve each proposal?
•
For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “For” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

•
To be approved, Proposal 2, which seeks to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, must receive a “For” vote from a majority of the votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

•
To be approved, Proposal 3, which seeks advisory approval of our executive compensation for the year ended December 31, 2020, must receive a “For” vote from a majority of the votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the advisory approval of our executive compensation for the year ended December 31, 2020 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

•
With respect to Proposal 4, the option among one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on our executive compensation that has been selected by stockholders. Abstentions are not counted as a vote cast for any option under the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted as a vote cast for any option under the proposal and therefore have no effect on the outcome of the vote. However, because this vote is advisory and is not binding on our Board of Directors, our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum exists if stockholders holding at least a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock (voting together as a single class) entitled to vote are present at the Annual Meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
4    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must follow the guidelines outlined in SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before December 29, 2021. If you wish to submit a proposal to be presented at the 2022 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your Solicitation Notice, as defined in our Bylaws, must be received by the Secretary of the Company at ContextLogic Inc., One Sansome Street, 40th Floor, San Francisco, California 94104, Attention: General Counsel and Secretary, no earlier than February 8, 2022, and no later than March 10, 2022. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     5

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Directors and Executive Officers
Our directors and executive officers, and certain information about each of them as of March 31, 2021 are set forth below.
Name	Age	Position(s) at Wish
Piotr Szulczewski	39	Founder, Chief Executive Officer, and Chairperson
Rajat Bahri	56	Chief Financial Officer
Devang Shah	49	General Counsel and Secretary
Thomas Chuang	44	Vice President of Operations
Pai Liu	35	Vice President of Data Science
Julie Bradley	52	Director
Ari Emanuel	60	Director
Joe Lonsdale	38	Director
Jacqueline Reses	51	Director
Tanzeen Syed	38	Lead Independent Director
Stephanie Tilenius	53	Director
Hans Tung	50	Director
Executive Officers
Piotr Szulczewski is our Founder, and has served as our Chief Executive Officer since July 2010 and as our Chairperson of the Board since August 2020. Prior to founding the Company, Mr. Szulczewski served in various positions at Google, Inc., a technology company, including as a technical lead and senior software engineer, from April 2005 until January 2009. Mr. Szulczewski holds a B.S. in mathematics and computer science from University of Waterloo. We believe that Mr. Szulczewski is qualified to serve as a member of our Board based on the perspective and experience he brings as our Founder and Chief Executive Officer.
Rajat Bahri has served as our Chief Financial Officer since December 2016. Prior to joining the Company, Mr. Bahri served as Chief Financial Officer at Jasper Technologies, Inc., a technology company, from June 2013 until October 2016. Prior to Jasper Technologies, Mr. Bahri spent over eight years as Chief Financial Officer of Trimble Navigation, a publicly traded company. Mr. Bahri began his career at Kraft Foods Inc., where he spent 18 years in various positions, including Chief Financial Officer of Kraft Canada, Inc. and Kraft Pizza Company. Since July 2020, Mr. Bahri has served on the Board of Directors of Pacific Gas and Electric Company. Mr. Bahri holds a Bachelor in Commerce from the University of Delhi and an M.B.A. from the Fuqua School of Business at Duke University.
Devang Shah has served as our General Counsel since February 2018 and Secretary since November 2020. From August 2010 until April 2017, Mr. Shah served in various positions at Zynga Inc., a game development company, most recently as General Counsel, Secretary, and Senior Vice President. Prior to Zynga, Mr. Shah served as General Counsel and Associate General Counsel at UTStarcom, a telecommunications company; Senior Corporate Counsel at Longs Drugs Inc.; and Corporate Counsel at Chiron Corporation, a biotechnology company. Mr. Shah began his career as an attorney at Skadden Arps Slate Meagher & Flom, LLP. Mr. Shah holds a B.S. in engineering from Cornell University, an M.S. in engineering from Stanford University, and a J.D. from the University of California, Berkeley School of Law.
Thomas Chuang has served as our Vice President of Operations since December 2019, and prior to that, has served as our Head of Finance then Vice President of Finance beginning in June 2014. Prior to joining the Company, Mr. Chuang was a senior analyst at GGV Capital, a venture capital firm, and began his career at PricewaterhouseCoopers. Mr. Chuang holds a B.S. in Business Administration from the University of California, Santa Cruz and an M.B.A. from the Walter A. Haas School of Business at the University of California, Berkeley.
Pai Liu has served as our Vice President of Data Science since August 2020. He has previously served as Director of Data Science since September 2019. Prior to joining the Company, Mr. Liu served as Data Science Manager at Airbnb, an online rental company, from August 2015 until August 2017, and Data Science Lead until September 2019. Earlier in his career, Mr. Liu was a research scientist at PARC, a Xerox company. Mr. Liu holds a Bachelor’s degree from Tsinghua University, a Masters in Computer Science from the University of Southern California, and a Ph.D. in Industrial and System Engineering from the University of Southern California.
6    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
(continued)

Non-Employee Directors
Julie Bradley has served on our Board of Directors since October 2020. Ms. Bradley was previously the Chief Financial Officer of TripAdvisor, Inc., a publicly traded online travel planning site, from October 2011 to November 2015. Prior to joining TripAdvisor, Ms. Bradley also served as the Chief Financial Officer of Art Technology Group, Inc., a publicly traded ecommerce software company; as Vice President of Finance for Akamai Technologies, Inc., a publicly traded delivery network, cybersecurity, and cloud service company, from 2000 to 2005; and as an accountant at Deloitte & Touche LLP. Ms. Bradley has served on the board of directors of Wayfair Inc., a publicly traded company, since September 2012, where she is the chair of the audit committee and a member of the governance committee, and GoodRx, a publicly traded company, since September 2020, where she is the chair of the audit committee, and previously served on the boards of other publicly traded companies, which include Blue Apron, Inc. from September 2015 to October 2020, Constant Contact, Inc. from June 2015 to February 2016, and ExactTarget, Inc. from September 2012 to July 2013. Ms. Bradley holds a B.A. from Wheaton College. We believe that Ms. Bradley is qualified to serve as member of our Board due to her extensive public company board experience and her finance experience at publicly traded technology companies.
Ari Emanuel has served on our Board of Directors since November 2019. Mr. Emanuel has served as the CEO of Endeavor Group Holdings, a talent agency, since 2009 following the merger of the William Morris Agency and Endeavor Talent Agency, which he founded in 1995. Prior to founding Endeavor, Mr. Emanuel was a Partner at InterTalent, a talent agency, and a senior agent at ICM Partners, also a talent agency. He began his entertainment industry career at Creative Artists Agency (CAA), a talent agency. He has served as a member of the board of directors of Live Nation Entertainment, Inc. since 2007. Mr. Emanuel holds a bachelor’s degree from Macalester College. We believe that Mr. Emanuel is qualified to serve as a member of our Board due to his extensive leadership experience.
Joe Lonsdale has served on our Board of Directors since May 2012. Mr. Lonsdale is a partner at 8VC, a venture capital firm that he founded in 2015. Previously, he co-founded Palantir Technologies, a global software company known for its work in defense and finance; Addepar, an investment management technology company; and OpenGov, a software company that offers solutions for the public sector. He was a founding partner at Formation8, a venture capital firm with a presence in the U.S. and Asia, and he served as a Principal at Clarium Capital. Mr. Lonsdale holds a B.S. in Computer Science from Stanford University. We believe that Mr. Lonsdale is qualified to serve as a member of our Board due to his extensive experience with technology companies.
Tanzeen Syed has served on our Board of Directors since October 2016 and as Lead Independent Director since our initial public offering in December 2020. Mr. Syed is a Managing Director at General Atlantic and focuses on investments in General Atlantic’s Technology sector. He rejoined General Atlantic in June 2018 after working there from 2006 to September 2013. Prior to rejoining General Atlantic, Mr. Syed was a Director at Temasek, an investment company, from July 2015 until June 2018, where he led U.S. technology growth investments. Prior to Temasek, Mr. Syed was a Vice President at Great Hill Partners from October 2013 to June 2015, where he focused on Internet and software growth investing. Mr. Syed currently serves on the boards of directors of Kiwi.com, s.r.o., an online travel booking platform; and Riskified Ltd., a payment fraud management solution for online merchants, marketplaces, e-travel retailers, digital goods, and services providers; both of which are private portfolio companies of General Atlantic. Mr. Syed holds a B.A. in Economics and Political Science from Macalester College. We believe that Mr. Syed is qualified to serve as a member of our Board due to his extensive experience with ecommerce and technology companies.
Stephanie Tilenius has served on our Board of Directors since August 2020. She is currently the CEO of Vida Health, Inc., a mobile continuous healthcare platform, which she founded in January 2014. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc., a technology company, where she oversaw digital commerce, product search, and payments. Prior to joining Google, she served in various positions at eBay Inc. from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products. Ms. Tilenius was also a co-founder of PlanetRx.com, an online healthcare provider. She currently serves on the board of directors of SeaGate Technology PLC and Tradesy, a privately-held ecommerce company focused on women’s fashion, and within the past five years, served on the board of directors of Coach Inc. and Redbubble Limited. Ms. Tilenius holds a B.A. and an M.A from Brandeis University and an M.B.A. from the Harvard Business School. We believe that Ms. Tilenius is qualified to serve as a member of our Board due to her senior executive experience in the consumer Internet and ecommerce sectors, as a company founder and as a board member for other public and private companies.
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Hans Tung has served on our Board of Directors since January 2014. Mr. Tung is a Managing Partner at GGV Capital, a venture capital firm, where he has worked since October 2013, in Menlo Park, California. Prior to joining GGV, Mr. Tung was a managing partner at Qiming Venture Partners, a venture capital firm, in Shanghai, China. Mr. Tung began his VC career with Bessemer Venture Partners, a venture capital firm, in Menlo Park, California, and was a former entrepreneur himself and a former technology banker at Merrill Lynch in New York and Hong Kong. Mr. Tung has served on the board of directors of companies including musical.ly, Poshmark (Nasdaq: POSH), StockX, Misfit, Xiaomi, eHi Car Service, Vedantu, and Rupeek. He holds a B.S. in Management Science and Engineering from Stanford University. We believe that Mr. Tung is qualified to serve as a member of our Board due to his extensive experience with ecommerce companies, as well as his experience as a venture capitalist investing in technology companies.
Jacqueline Reses has served on our Board of Directors since December 2020. Ms. Reses previously served as Executive Chairman of Square Financial Services LLC and Capital Lead at Square, Inc., a publicly traded financial services company which provides payments, point of sale, and cashflow management services to small businesses and consumers, from October 2015 until October 2020. From February 2016 to July 2018, Ms. Reses also served as People Lead for Square, Inc. From September 2012 to October 2015, Ms. Reses served as Chief Development Officer of Yahoo! Inc. In this role, she focused on leading partnerships, acquisitions and investments, significant corporate tax transactions, as well as human resources. Prior to Yahoo, Ms. Reses led the U.S. media group as a Partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. Ms. Reses serves on the board of directors of Pershing Square Tontine Holdings, Ltd., and Affirm Inc. Ms. Reses is also the chair of the Economic Advisory Council of the Federal Reserve Bank of San Francisco. Ms. Reses previously served on the board of directors of Social Capital Hedosophia Holdings Corp. III, Alibaba Group Holding Limited, and Social Capital Hedosophia Holding Corp. Ms. Reses holds a B.S. in Economics with honors from the Wharton School of the University of Pennsylvania. We believe that Ms. Reses is qualified to serve as member of our Board due to her public company board experience and her experience in various strategic and finance roles at publicly traded finance, ecommerce, and technology companies.
Corporate Governance and Board Matters
Director Independence
As required under the listing standards of the Nasdaq Select Global Market (“Nasdaq”), a majority of the members of a listed company’s Board of Directors must be independent within 12 months following the closing of an initial public offering. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships, and arrangements with the Company (and those of their immediate family members), and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question or compromise the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that each of our non-employee directors was an independent director within the meaning of the applicable Nasdaq listing standards in 2020. The independent members of our Board of Directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.
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Information Regarding the Board of Directors and its Committees
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Our initial public offering closed in December 2020 and we did not hold any Board meetings in 2020 after our initial public offering. After our initial public offering, our Board of Directors had an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership information for each Board committee as of December 31, 2020:
Name	Audit	Compensation	Nominating and Corporate Governance
Julie Bradley	★*
Ari Emanuel			★
Joe Lonsdale		★
Jacqueline Reses		★
Tanzeen Syed		★*	★*
Stephanie Tilenius	★		★
Hans Tung	★	★
*	Committee Chair
Below is a description of each Committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and also that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Company matters.
Audit Committee
The members of our Audit Committee are Mses. Bradley and Tilenius, and Mr. Tung, each of whom can read and understand fundamental financial statements. Each is each independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Ms. Bradley chairs the Audit Committee. Our Board of Directors has determined that Mses. Bradley and Tilenius each qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.
Our Audit Committee assists our Board of Directors’ oversight of the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the effectiveness of our internal controls over financial reporting; and risk assessment and risk management. Among other matters, our Audit Committee’s responsibilities include:
•
Reviewing and discussing with our management and independent registered public accounting firm our financial reporting processes and the design, implementation, and maintenance of our internal controls, including the adequacy and effectiveness of those controls and procedures;

•	Discussing with our management and independent registered public accounting firm the scope of the annual audit and the results of the annual audit and quarterly reviews of our financial statements;
•	Appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
•	Approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	Reviewing and evaluating the lead audit partner of the independent registered public accounting firm;
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•	Reviewing annual reports from the independent registered public accounting firm describing its internal quality-control procedures;
•	Reviewing critical accounting policies and practices;
•	Reviewing and overseeing all related person transactions in accordance with our policies and procedures;
•	Reviewing and approving our Code of Conduct and Ethics and our compliance with anti-corruption and anti-bribery laws; and
•
Establishing procedures for the receipt, retention, investigation, and treatment of any complaints regarding questionable accounting, internal accounting controls, or auditing matters, and potential violations of our Code of Conduct and Ethics as well as ensuring the ability of employees to make confidential, anonymous submissions regarding such concerns.

Our Audit Committee charter can be found on the “Corporate Governance” section of our corporate website at www.ir.wish.com. Each of Mses. Bradley and Tilenius, and Mr. Tung served on the Audit Committee during 2020. The Audit Committee, which was formed in connection with our initial public offering in December 2020, met once during 2020.
Compensation Committee
The members of our Compensation Committee are Messrs. Lonsdale, Syed, and Tung, and Ms. Reses. Mr. Syed chairs the Compensation Committee. Each member of our Compensation Committee is: (i) independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Compensation Committee members; (ii) a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act; and (iii) an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Code of 1986, as amended. Our Compensation Committee assists the Board of Directors with its oversight of the compensation of executive officers and directors, and administers compensation and incentive plans for employees and other service providers, including our equity incentive plans and employee stock purchase plan. Among other matters, our Compensation Committee’s responsibilities include:
•	Reviewing, determining, and approving all compensation to be paid or award to all executive officers;
•	Reviewing and recommending to the Board corporate performance goals and objectives relevant to executive compensation;
•	Administering and overseeing our equity incentive plans and employee stock purchase plan;
•	Overseeing compliance with legal and regulatory requirements associated with executive compensation, other employees, and non-employee directors;
•	Managing the risks associated with compensation policies and programs, including an annual review of our risk management processes related to compensation programs; and
•
Reviewing annually our overall compensation philosophy and strategy, including base salary, incentive compensation, and equity-based grants, including whether they promote stockholder interests and support our strategic objectives.

Our Compensation Committee charter can be found on the “Corporate Governance” section of our corporate website at www.ir.wish.com. Each of Messrs. Lonsdale, Syed, and Tung, and Ms. Reses served on the Compensation Committee during 2020.
The Compensation Committee met two times during 2020. Mr. Szulczewski, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, Mr. Szulczewski makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and Mr. Szulczewski participates in the Compensation Committee’s deliberations about their compensation. Mr. Bahri, our Chief Financial Officer, also assists the Compensation Committee in its executive officer, director, and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.
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Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. Emanuel and Syed, and Ms. Tilenius. Mr. Syed chairs the Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee is independent as currently defined under Nasdaq listing standards. Our Nominating and Corporate Governance Committee assists our Board of Directors with its oversight of and identification of individuals qualified to become members of our Board, consistent with criteria approved by our Board, and selects, or recommends that our Board selects, director nominees, develops and recommends to our Board a set of corporate governance guidelines, and oversees the evaluation of our Board. Among other matters, our Nominating and Corporate Governance Committee’s responsibilities include:
•	Overseeing the Board evaluation process, including conducting periodic evaluations, and reviewing the composition and size of the Board;
•	Developing the criteria for Board membership and establishing procedures for the submission of director nominees to the Board;
•	Reviewing the effectiveness of our Corporate Governance Guidelines and recommending proposed changes to the Board, including a review of the Board’s leadership structure; and
•	Developing recommendations for continuing education programs for directors and overseeing any programs relating to corporate responsibility.
Our Nominating and Corporate Governance Committee charter can be found on the “Corporate Governance” section of our corporate website at www.ir.wish.com. Each of Messrs. Emanuel and Syed, and Ms. Tilenius served on our Nominating and Corporate Governance Committee during 2020. Our Nominating and Corporate Governance Committee, which was formed in connection with our initial public offering in December 2020, did not meet in 2020.
Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include: (i) the highest professional and personal ethics and values, (ii) a commitment to enhancing stockholder value, and (iii) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Committee also considers the following factors, in no particular order of importance: (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business and technology, (iii) financial expertise, (iv) diversity, and (v) local and community ties. Notwithstanding the foregoing, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Under our Corporate Governance Guidelines, diversity is one of several critical factors considered by the Nominating and Corporate Governance Committee when evaluating the composition of our Board of Directors, amongst other selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender, age, professional experience, national origin, and geography. Our Board of Directors currently includes directors embodying a range of diversity. We believe each director contributes to our Board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. We are committed to maintaining and enhancing the diversity of our Board of Directors and in furtherance of this, the Nominating and Corporate Governance Committee will conduct annual self-evaluations to assess its performance and effectiveness, which we expect will include its consideration of diversity and other selection criteria.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board or the Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.
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Compensation Committee Interlocks And Insider Participation
Each of Messrs. Lonsdale, Syed, and Tung, and Ms. Reses served on our Compensation Committee during 2020. None of the members of our Compensation Committee has at any time during the 2020 fiscal year (or at any other time) served as an officer or employee of the Company. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Board Leadership Structure
Our Board of Directors represents our stockholders and the Board’s primary purpose is to build long-term stockholder value. Our Board has combined the roles of Chairperson and Chief Executive Officer, held by Piotr Szulczewski. Our Board has determined that we would be best served by having a Chairperson with deep operational and strategic knowledge of our business. Our Board has also appointed Mr. Syed as our Lead Independent Director. Our Board has determined that we would be best served by also having a lead independent director to be responsible for conducting sessions with the independent directors as part of every Board of Directors meeting, calling special meetings of the independent directors, and chairing all meetings of the independent directors. The guidance and direction provided by our Lead Independent Director reinforces the Board’s independent oversight of management and improves communication among Board members.
Risk Oversight Management
Our Board of Directors provides risk oversight for the Company by receiving management presentations, including risk assessments, from all functional areas of the Company, and discussing these assessments with management. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cyber security, strategic, and reputational risk. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. Our Board of Directors has delegated responsibility related to certain risks to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures, and the steps taken to monitor and control such exposures. The Nominating and Corporate Governance Committee has primary responsibility to oversee risks related to Board structure and composition, and corporate governance.
Our Compensation Committee oversees risks related to our compensation programs, and discusses with management its annual assessment of employee compensation policies and programs. Based upon this review, our Compensation Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk taking. Base salaries are fixed in amount, and thus, do not encourage risk taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.
Stockholder Communications with our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of the General Counsel and Secretary by mail to our principal executive offices, Attention: General Counsel and Secretary. The front of the envelope should indicate that it contains stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are
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logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to: (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals, or (ii) service of process or any other notice in a legal proceeding.
Meetings of the Board of Directors
Our Board of Directors met 7 times during 2020. Each member of our Board of Directors attended 100% or more of the aggregate of the meetings of our Board of Directors and of the Committees on which he or she served, held during the period for which such member was a Director or Committee Member. Members of our Board of Directors and its Committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2020. While we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, all directors are encouraged to attend our 2021 Annual Meeting of Stockholders.
Code of Conduct and Ethics
Our Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of our employees, officers, and directors. We also expect our contractors, consultants, suppliers, agents, and other third parties to follow our Code of Conduct and Ethics in connection with their work for us. The full text of our Code of Conduct and Ethics is posted on the “Corporate Governance” section of our corporate website at www.ir.wish.com. We intend to disclose future amendments to, or waivers, of our Code of Conduct and Ethics as and to the extent required by SEC regulations, at the same location on our website identified above and in public filings. Our Code of Conduct and Ethics represents our commitment to business integrity. The purpose of our Code of Conduct and Ethics is to promote compliance with applicable laws, regulations, and company policies; address common ethical situations we could encounter in our business; promote integrity and the highest standards of ethical conduct; and avoid even the appearance of anything improper in connection with our business activities.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2021 for:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they each beneficially own, subject to applicable community property laws.
We have based our calculation of the percentage of beneficial ownership on 504,180,893 shares of our Class A common stock and 114,813,477 shares of our Class B common stock outstanding as of April 15, 2021. We have deemed shares of our Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 15, 2021 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 15, 2021 (assuming the satisfaction of the liquidity-based vesting condition) to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is One Sansome Street, 40th Floor, San Francisco, California 94104.
	Shares Beneficially Owned				% of Total Voting Power(1)
Name of Beneficial Owner	Class A Shares	%	Class B Shares	%
Named Executive Officers and Directors:
Piotr Szulczewski(2)	—	—	100,037,649	62.9	54.3
Shares subject to voting proxies(3)	1,999,830	*	27,441,890	23.8	19.6
Total(2)(3)	1,999,830	*	127,479,539	80.0	69.1
Julie Bradley(4)	—	—	—	—	—
Ari Emanuel(5)	396,660	*	—	—	*
Joe Lonsdale(6)	69,354,796	13.8	—	—	2.5
Tanzeen Syed(7)	16,888,478	3.3	1,400,000	1.2	1.6
Stephanie Tilenius(8)	—	—	—	—	—
Hans Tung(9)	33,340,640	6.6	—	—	1.2
Jacqueline Reses(10)	—	—	—	—	—
Rajat Bahri(11)	836,992	*	497,149	*	*
Devang Shah(12)	30,635	*	116,178	*	*
Thomas Chuang(13)	49,045	*	316,078	*	*
Pai Liu(14)	26,595	*	27,032	*	*
All executive officers and directors as a group (11 persons)(15)	122,923,671	24.4	129,835,976	81.1	73.4
Other 5% Stockholders:
Entities affiliated with DST Global(16)	103,795,380	20.6	—	—	3.7
Entities affiliated with The Founders Fund(17)	61,774,580	12.3	702,540	*	2.7
Entities affiliated with Formation8 Partners(18)	63,386,126	12.6	—	—	2.2
Entities affiliated with GGV Capital(19)	33,340,640	6.6	—	—	1.2
Republic Technologies Pte. Ltd.(20)	26,834,880	5.3	—	—	*
Sheng Zhang(21)	—	—	24,482,177	18.1	15.3
*	Less than one percent.
(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, held beneficially as
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a single class. The holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share. For more information about the voting rights of our Class A and Class B common stock, see the section titled “Description of Capital Stock—Common Stock” of our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)
Consists of (i) 55,690,036 shares of Class B common stock, (ii) 43,375,000 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of April 15, 2021, and (iii) 972,613 shares of Class B common stock issuable upon vesting and settlement of restricted stock units within 60 days of April 15, 2021. Mr. Szulczewski also holds 2,421,236 restricted stock units and 10,021,500 performance awards which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.

(3)
Consists of 1,999,830 shares of our Class A common stock, 27,191,890 shares of our Class B common stock, and an option to purchase 250,000 shares of our Class B common stock held by other stockholders over which Mr. Szulczewski holds an irrevocable proxy, pursuant to voting agreements between Mr. Szulczewski, us and such stockholders, including certain of our directors and holders of more than 5% of our capital stock with respect to certain matters, as indicated in the footnotes below. We do not believe that the parties to these proxies constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Szulczewski exercises voting control over these shares.

(4)	Ms. Bradley holds 111,110 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.
(5)
Consists of 396,660 shares of Class A common stock held by Mr. Emanuel. Mr. Emanuel also holds 75,000 unvested restricted stock units which are subject to vesting conditions not expected to occur within 60 days for April 15, 2021.

(6)
Consists of (i) 705,700 shares of Class B common stock and 250,000 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of April 15, 2021 beneficially owned by Mr. Lonsdale, (ii) 56,407,496 shares of Class A common stock and 5,800,630 shares of Class B common stock held by Formation8 Partners Fund I. L.P., (iii) 2,049,960 shares of Class A common stock and 772,570 shares of Class B common stock held by 8VC Co-Invest Fund, I, L.P., (iv) 5,399,550 shares of Class A common stock held by F8 StarLight SPV, L.P., (v) 1,579,080 shares of Class A common stock held by F8 StarLight SPV II, L.P. (vi) 1,470,940 shares of Class A common stock held by Anduin I, L.P., and (vii) 2,447,770 shares of class A common stock held by CL SPV, L.P. Mr. Lonsdale, a member of our board of directors holds shared voting and investment power with respect to Formation8 Partners Fund I. L.P., F8 StarLight SPV, L.P. and F8 StarLight SPV II, L.P. and ultimate voting and investment power with respect to the securities held by 8V Co-Invest Fund, I, L.P., Anduin I, L.P., and CL SPV, L.P., and disclaims beneficial ownership of the shares held by such entities except to the extent of his pecuniary interests therein. The address for Mr. Lonsdale is c/o 8VC, 907 South Congress Avenue, Austin, TX 78704. 7,278,900 shares of our Class B common stock held by 8VC Co-Invest Fund I, L.P., Formation8 Partners Fund I, L.P., and Mr. Lonsdale and 250,000 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of April 15, 2021 beneficially owned by Mr. Lonsdale, collectively, are subject to a proxy in favor of Mr. Szulczewski referred to in footnote (3) above.

(7)
Consists of (i) 1,400,000 shares of Class B common stock and (ii) 16,888,478 shares of Class A common stock held by General Atlantic (WI), L.P. (“GA WI”). The limited partners that share beneficial ownership of the shares held by GA WI are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP EU”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvesments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA WI is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.àr.l. (“GA Lux”). The general partner of GAP Bermuda EU and the sole shareholder of GA Lux is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). GAP (Bermuda) Limited (“GAP (Bermuda) Limited”) is the general partner of GenPar Bermuda. The general partner of GAP 100 is General Atlantic GenPar, L.P. (“GA GenPar”) and the general partner of GA GenPar is General Atlantic LLC (“GA LLC”). GA LLC is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the management committee of GA LLC (the “GA Management Committee”). The members of the GA Management Committee are also the members of the management committee of GAP (Bermuda) Limited. GA WI, GA LLC, GA GenPar, GAP (Bermuda) Limited, GenPar Bermuda, GA Lux, GA GenPar Lux, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities (other than GAP Bermuda EU, GAP Lux, GA GenPar Lux, GA Lux, GenPar Bermuda and GAP (Bermuda) Limited) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU, GenPar Bermuda, and GAP (Bermuda) Limited is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The mailing address for GAP Lux, GA GenPar Lux and GA Lux is Luxembourg is 412 F, Route D’Esch, L-2086 Luxembourg. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein. Mr. Syed is a Managing Director of GA LLC and serves as a director of the Company. Mr. Syed disclaims ownership of all such shares except to the extent that he has a pecuniary interest therein.

(8)	Ms. Tilenius holds 111,110 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.
(9)
Consists of (i) 556,140 shares of Class A common stock and 97,520 shares of Class B common stock held by GGV Capital IV Entrepreneurs Fund L.P., (ii) 26,229,210 shares of Class A common stock and 4,599,080 shares of Class B common stock held by GGV Capital IV L.P., and (iii) 6,555,290 shares of Class A common stock held by GGV Capital Select L.P. GGV Capital IV L.L.C. is the general partner of GGV Capital IV Entrepreneurs Fund L.P. and GGV Capital IV L.P. GGV Capital Select L.L.C. is the general partner of GGV Capital Select L.P. Mr. Tung is one out of five Managing Directors of GGV Capital IV L.L.C. and GGV Capital Select L.L.C. and therefore, is deemed to share voting and investment power with regard to the securities held directly by such entities. Mr. Tung disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. The address for Mr. Tung is c/o GGV Capital, 3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, California 94025. Please see footnote (19) below for a description of proxies entered into by certain of the funds listed herein.

(10)	Ms. Reses holds 111,110 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.
(11)
Consists of (1) 836,992 shares of Class A common stock and (2) 497,149 shares of Class B common stock issuable upon vesting and settlement of restricted stock units within 60 days of April 15, 2021. Mr. Bahri also holds 1,554,192 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.

(12)
Consists of (1) 30,635 shares of Class A common stock and (2) 116,178 shares of Class B common stock issuable upon vesting and settlement of restricted stock units within 60 days of April 15, 2021. Mr. Shah also holds 547,798 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.

(13)
Consists of (1) 49,045 shares of Class A common stock, (2) 279,000 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of April 15, 2021 and (3) 37,078 shares of Class B common stock issuable upon vesting and settlement of restricted stock units within 60 days of April 15, 2021. Mr. Chuang also holds 162,203 restricted stock unit which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.

(14)
Consists of (1) 26,595 shares of Class A common stock, (2) 27,032 shares of Class B common stock issuable upon vesting and settlement of restricted stock units within 60 days of April 15, 2021. Mr. Liu also holds 164,637 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.

(15)
Consists of (i) 122,923,671 shares of Class A common stock beneficially owned by our directors and named executive officers, (ii) 84,281,926 shares of Class B common stock beneficially owned by our directors and executive officers, and (iii) 45,554,050 shares of Class B common stock

ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     15

issuable to our directors and executive officers upon exercise of outstanding stock options and vesting and settlement of RSUs exercisable or issuable within 60 days of April 15, 2021. The directors and executive officers also hold 15,279,896 restricted stock units and performance awards which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.
(16)
Represents (i) 34,403,400 shares of Class A common stock held by DST Global IV, L.P. (ii) 6,478,250 shares of Class A common stock held by DST Global IV Co-Invest, L.P., (iii) 16,195,640 shares of Class A common stock held by DST Global V, L.P. (iv) 28,585,330 shares of Class A common stock held by DST Investments XI, L.P. (v) 13,524,220 shares of Class A common stock held by DST Investments XV, L.P., and (vi) 4,608,540 shares of Class A common stock held by DST Investments XVI, L.P. We refer to DST Global IV, L.P., DST Global IV Co-Invest, L.P., DST Global V, L.P., DST Investments XI, L.P., DST Investments XV, L.P., and DST Investments XVI, L.P. as DST Global. The DST Global limited partnerships are each controlled by their respective general partner, DST Managers Limited or DST Managers V Limited (collectively, the “DST Global General Partners”). The DST Global General Partners, as applicable, hold ultimate voting and investment power over the shares held by DST Global. Despoina Zinonos is the President of each of the DST Global General Partners. The address for DST Global is c/o Trident Trust Company (Cayman) Limited, One Capital Place, PO Box 847, Grand Cayman, KY1-1103, Cayman Islands.

(17)
Represents of (i) 661,510 shares of Class A common stock held of record by The Founders Fund V Entrepreneurs Fund, LP (FF-VE), (ii) 12,572,820 shares of Class A common stock held of record by The Founders Fund V Principals Fund, LP (FF-VP), (iii) 46,739,070 shares of Class A common stock held of record by The Founders Fund V, LP (FF-V), and (iv) 702,540 shares of Class B common stock and 1,801,180 shares of Class A common stock held of record by FF Wish VI, LLC (FF-Wish). Peter Thiel and Brian Singerman have shared voting and investment power over the shares held by each of FF-VE, FF-VP and FFV. Peter Thiel, Brian Singerman and Keith Rabois have shared voting and investment power over the shares held by FF-Wish. The address of each of the entities identified in this footnote is One Letterman Drive, Building D, 5th Floor, San Francisco, California 94129.

(18)
Represents (i) 56,407,496 shares of Class A common stock, 5,800,630 shares of Class B common stock held by Formation8 Partners Fund I, L.P., (ii) 5,399,550 shares of Class A common stock held by F8 StarLight SPV, L.P., and (iii) 1,579,080 shares of Class A common stock held by F8 StarLight SPV II, L.P. We refer to the entities listed above as the Formation8 Entities. Formation8 GP, LLC has sole voting and dispositive power with regard to the shares held by the Formation8 Entities. The managing members of Formation8 GP, LLC are James Kim, Brian Koo and Joe Lonsdale. The managing members of Formation8 GP, LLC disclaim beneficial ownership of the shares held by the Formation8 Entities except to the extent of their pecuniary interests therein. The address for the Formation8 entities is 4962 El Camino Real, Suite 212, Los Altos, CA 94022. Please see footnote (6) above for a description of proxies entered into by certain of the funds listed herein.

(19)
Consists of (i) 556,140 shares of Class A common stock and 97,520 shares of Class B common stock held by GGV Capital IV Entrepreneurs Fund L.P., (ii) 26,229,210 shares of Class A common stock and 4,599,080 shares of Class B common stock held by GGV Capital IV L.P., and (iii) 6,555,290 shares of Class A common stock held by GGV Capital Select L.P. GGV Capital IV L.L.C. is the general partner of GGV Capital IV Entrepreneurs Fund L.P. and GGV Capital IV L.P. GGV Capital Select L.L.C. is the general partner of GGV Capital Select L.P. There are five Managing Directors with shared voting and investment power in GGV Capital IV L.L.C. and GGV Capital Select L.L.C. The address for each of the foregoing entities is c/o GGV Capital, 3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, California 94025. 4,696,600 shares of our Class B common stock held by GGV Capital IV L.P. and GGV Capital IV Entrepreneurs Fund L.P., collectively, are subject to a proxy in favor of Mr. Szulczewski referred to in footnote (3) above.

(20)
Represents 26,834,880 shares of Class A common stock held by Republic Technologies Pte. Ltd. (“Republic Technologies”). Republic Technologies is a direct wholly-owned subsidiary of Seletar Investments Pte. Ltd. (“Seletar”), which in turn is a direct wholly-owned subsidiary of Temasek Capital (Private) Limited (“Temasek Capital”), which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (“Temasek Holdings”), the ultimate beneficial holder, Temasek Holdings is wholly-owned by the Singapore Minister for Finance. Under the Singapore Minister for Finance (Incorporation) Act (Chapter 183), the Minister for Finance is a body corporate. In such capacities, each of Seletar, Temasek Capital, and Temasek Holdings may be deemed to have voting and dispositive power over the shares held by Republic Technologies. The address for these entities is 60B Orchard Road, 306-18 Tower 2, TheAtrium@Orchard, Singapore 233891.

(21)
Consists of (i) 3,563,456 shares of Class B common stock held by Mr. Zhang, (ii) 19,920,260 shares of Class B common stock issuable upon exercise of options within 60 days of April 15, 2021, (ii) 177,431 shares of Class B common stock issuable upon vesting and settlement of restricted stock units exercisable within 60 days of April 15, 2021, and (iii) 821,030 shares of Class B common stock held by Sheng Zhang, trustee of the ZLZ Trust. Mr. Zhang also holds 94,164 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of April 15, 2021.

16    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
We believe that during the fiscal year ended December 31, 2020, our directors, executive officers, and stockholders who have greater than 10% ownership in the Company complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and stockholders who have greater than 10% ownership in the Company.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     17

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
As provided by our Audit Committee charter, our Audit Committee has the primary responsibility for the review, approval, and oversight of any “related person transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person had, has, or will have a direct or indirect material interest. Under our Related Person Transaction Policy, our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
Related Party Transactions
In addition to the compensation arrangements with directors and named executive officers described elsewhere in this Proxy Statement, since January 1, 2020, we were involved in the following transactions in which we were or are a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Amended and Restated First Refusal and Co-Sale Agreement
On August 25, 2020, we entered into an amended and restated first refusal and co-sale agreement with holders of our common stock and redeemable convertible preferred stock, including our Founder and Chief Executive Officer, holders of more than 5% of our capital stock, and entities with which certain of our directors are affiliated. This agreement provided the holders of redeemable convertible preferred stock a right of purchase and of co-sale in respect of sales of securities by certain holders of our common stock. The rights of purchase and co-sale terminated upon the completion of our initial public offering.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
18    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation for our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers at the end of 2020, whom we refer to herein as our “named executive officers.” Our named executive officers for 2020 were:
•	Piotr Szulczewski, our Founder, CEO, and Chairperson of our Board of Directors;
•	Rajat Bahri, our Chief Financial Officer;
•	Devang Shah, our General Counsel and Secretary;
•	Thomas Chuang, our Vice President of Operations; and
•	Pai Liu, our Vice President of Data Science.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our named executive officers during 2020 and discusses the key factors that were considered in determining their compensation.
Compensation Philosophy and Design
Our Company’s compensation program is designed to allow us to hire, retain, and motivate talented employees, who enable us to succeed in a rapidly evolving competitive environment and achieve our financial and strategic objectives. We expect our executive team to demonstrate strong leadership and management capabilities and to strengthen our culture, all of which are critical to our success.
Our executive compensation program is oriented towards our long-term retention and value creation objectives, and structured to ensure that a significant portion of an executive’s compensation opportunity is at risk and tied to the delivery of stockholder value.
Our executive compensation program is simple and easy to understand and administer. We avoid tying executive compensation to a limited number of prescribed short-term financial or strategic objectives. Instead, we strive to achieve the following objectives:
•	Provide market-competitive compensation opportunities to hire, motivate, and retain high-performing executives whose experience, skills, and impact are critical to our success;
•	Provide fixed cash compensation and long-term incentives that encourage appropriate levels of risk-taking by the executive team and align their interests with those of company stakeholders; and
•	Ensure that our compensation program is equitable for similarly-situated executives to drive collaboration towards achievement of our long-term business goals.
For executives other than our CEO, our compensation program has two basic components:
•	Base salaries; and
•	Periodic grants of time-based restricted stock units (“RSUs”) with four-year vesting.
To focus our named executive officers on the fulfillment of our business objectives, a significant portion of their compensation is equity-based. We emphasize the use of equity compensation in the form of RSU awards to motivate our named executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable long-term value for our stockholders. Our use of RSUs is also consistent with broad competitive market practices at comparable technology companies. We believe that having a substantial portion of our named executive officers’ compensation tied to RSUs aligns more closely with our business strategy to focus on long-term growth and innovation. We desire that our executives share in the risk and rewards of our long-term performance, similar to our stockholders.
For our CEO, we also utilize performance-based RSUs, which we believe provide even further retention and incentive objectives for him, as well as further aligns his interests with those of our stockholders.
In addition, to maintain a competitive compensation program, we also offer cash compensation in the form of base salaries to reward individual contributions and to compensate our executives for their day-to-day responsibilities. Currently, we do not provide any form
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     19

EXECUTIVE COMPENSATION (continued)

of short-term incentive to our named executive officers. We expect our named executive officers to perform at a level deserving of a bonus, however, and have taken this into consideration along with our ongoing corporate financial performance in establishing their current total direct compensation opportunities.
Our Compensation Committee evaluates our compensation practices on an ongoing basis to determine whether they are appropriate to hire, retain, and reward outstanding performers. Such evaluations, along with our ongoing outreach with key company investors, may result in refinements to the compensation program, including changes in how compensation is determined and awarded.
Compensation-Setting Process
During 2020, our CEO, our Board of Directors, and our Compensation Committee were involved in determining the compensation of our named executive officers.
Prior to our initial public offering in December 2020, our Compensation Committee was comprised of three independent directors who were delegated responsibility for overseeing our executive compensation program, with specific authority to review and recommend to our Board of Directors the compensation payable to our CEO and executive vice presidents, including the adjustment of base salaries each year and all bonus and other incentive compensation programs for such executives.
Going forward, the Compensation Committee will be responsible for our executive compensation program, including establishing our executive compensation philosophy, policies, and practices, and determining the specific compensation, including cash and equity, for our named executive officers. The members of the Compensation Committee periodically discuss our overall executive compensation philosophy and review quantitative competitive market compensation perspectives (with the assistance of its external consultants and advisors) along with applicable qualitative factors relevant to compensation-decision making including company and executive performance. We expect that the Compensation Committee will continue to review, evaluate, and modify the executive compensation framework as a result of our becoming a publicly-traded company. Consequently, our compensation program may, over time, vary from our historical practices.
Independent Compensation Consultant and Peer Group
Our Compensation Committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding our executive compensation program. Compensia, a national compensation consulting firm, was originally retained by us to provide executive compensation advisory services in May 2019, and was subsequently retained by our Compensation Committee in August 2020. The advisory services Compensia provides to the Compensation Committee include the following:
•	development and continued review of a compensation peer group for purposes of conducting competitive market assessments;
•	analysis of our executive officers’ base salaries and equity compensation levels and plan structures;
•	assistance with our equity compensation strategy, including the development of award guidelines and an aggregate spending budget; and
•	review of considerations and market practices related to short-term cash incentive plans.
Our Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, and concluded that no conflict of interest exists that would prevent Compensia from independently representing it.
To assist our Compensation Committee in evaluating the different components of compensation to be paid to our named executive officers, our Compensation Committee relies on compensation data from a group of peer companies developed with the assistance of Compensia. In July 2020, our Compensation Committee determined the companies that would constitute our peer group for compensation decisions in the second half of 2020 in connection with our initial public offering. Compensia identified potential peer companies using the following criteria:
•	Location: Companies with headquarters in the U.S., with specific focus on companies located in the San Francisco Bay Area
•	Industry: Companies with a focus on Internet and direct marketing retail, Internet services, software, and interactive media and services
•	Revenue: Companies with revenue generally ranging from 0.5x to 2.5x our annual net commissions revenue estimate and strong (e.g., 20%+) annual revenue growth rates
20    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

•	Market Cap: Companies generally with a market cap ranging up to 2.5x our market cap
•	Additional Considerations: Preference for similar-stage/recently public companies
Based on this criteria, our Compensation Committee approved the following companies for the peer group:
Chewy	Roku
DocuSign	Shopify
Dropbox	Slack Technologies
Etsy	Snap
GoDaddy	Splunk
Lyft	Square
Okta	Stitch Fix
Palo Alto Networks	Twilio
Peloton Interactive	Twitter
Pinterest	Wayfair
RingCentral	Zillow Group
Compensation Elements
In 2020, we used cash and equity compensation to provide an overall competitive total compensation and benefits package to our named executive officers that is tied to creating value, commensurate with our results, and aligns with our business strategy. Set forth below are the key elements of the compensation program for our named executive officers for 2020.
Base Salary
As part of the Company’s annual review process and in conjunction with our initial public offering, our Compensation Committee reviewed the base salaries of our named executive officers in August 2020 based on an analysis prepared by Compensia, taking into account relative data from our peers, and a review of each individual’s performance, criticality, tenure, and review of peer compensation data. Our Compensation Committee recommended to our Board of Directors that the base salaries of Messrs. Bahri, Shah, and Chuang be increased, effective as of September 1, 2020 as set forth below in order to align their base salaries with the 50th percentile of the executives at the companies in our peer group with similar roles. Our Compensation Committee did not adjust the base salaries for Messrs. Szulczewski and Liu based primarily on a review of their competitiveness relative to peer executives in similar roles.
The base salaries of our named executive officers during fiscal 2020, including the increased salaries to reflect the September 1, 2020 adjustment, were as follows:
Named Executive Officer	Fiscal 2020 Base Salary Prior to 9/1/2020	Fiscal 2020 Base Salary Effective 9/1/2020	Percentage Increase
Mr. Szulczewski	$450,000	$450,000	—%
Mr. Bahri	$380,000	$515,000	35.5%
Mr. Shah	$340,000	$450,000	32.3%
Mr. Chuang	$290,000	$305,000	5.2%
Mr. Liu	$302,500(1)	$303,000	—%
(1)	Reflects a base salary increase effective August 12, 2020 from $275,000 to reflect his appointment as our Vice President of Data Science.
Long-Term Incentive Compensation
In 2020, we used RSU awards as the principal component of our executive compensation program. Consistent with our compensation objectives, we believe this approach aligned our named executive officers’ contributions with our long-term interests and allowed our named executive officers to be accountable for and participate in any future appreciation in our common stock. Prior to our initial public offering, our RSU awards generally included both a multi-year service-based vesting requirement (generally four years) and a liquidity
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     21

EXECUTIVE COMPENSATION (continued)

event vesting requirement (that is, the effectiveness of either a sale event or an initial public offering) (the “Liquidity Event”), allowing them to serve as an effective retention tool while also motivating our named executive officers to work toward corporate objectives that provide a meaningful return to our stockholders.
In granting equity awards, our Board of Directors generally considers, among other things, the named executive officer’s cash compensation, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, our financial results, our total annual equity budget, an evaluation of the expected and actual performance of each named executive officer, his individual contributions and responsibilities, the retention hold of his existing equity awards and how that lapses over time as awards vest, and the recommendations of our CEO (except with respect to his own equity award) which take into account peer market data from Compensia and internal pay parity considerations.
Annual Refresh Grants in 2020
As part of our annual performance review cycle and in conjunction with our initial public offering, our Compensation Committee reviewed the factors described above and determined to recommend to our Board of Directors that our named executive officers other than Mr. Szulczewski be granted RSU awards.
The RSU awards granted to our named executive officers other than Mr. Szulczewski were in the following amounts:
Named Executive Officer	RSU Award (number of shares)	RSU Award (grant date fair value)
Mr. Bahri	250,000	$4,092,250
Mr. Shah	250,000	$4,092,250
Mr. Chuang	100,000	$1,636,900
Mr. Liu	117,950	$1,930,724
These annual “refresh” awards vest (i) monthly over a four-year period, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date and (ii) subject to the occurrence of a Liquidity Event. Our initial public offering in December 2020 resulted in the satisfaction of the Liquidity Event requirement for the RSUs granted in September 2020 to our named executive officers.
Information with respect to the potential accelerated vesting applied to the equity awards held by certain of our named executive officers in the event of a change of control of our Company or the termination of the named executive officer’s services in connection with or following a change of control of our company is discussed under “Potential Payments upon Termination or Change in Control” below.
CEO Performance Award
In December 2020, in conjunction with our initial public offering, Mr. Szulczewski was granted an award of RSUs under our 2010 Stock Plan covering 10,021,500 shares of our Class B common stock (the “CEO Performance Award”). The CEO Performance Award is intended to provide retention, incentive and stockholder alignment objectives for Mr. Szulczewski and only is earned and vests if he satisfies a service-based vesting condition and we achieve certain rigorous stock price targets over a period of up to seven years following our initial public offering. Our Board of Directors and our Compensation Committee both believed at the time of grant of the CEO Performance Award that the stock price targets represented challenging hurdles and, if achieved, would result in a significant return to our stockholders in excess of market norms for comparable technology companies.
The CEO Performance Award is eligible to vest based on our stock price performance over a performance period beginning six months after the effective date of our initial public offering and ending on the seventh anniversary thereof. The award is divided into five tranches that are eligible to vest based on the achievement of stock price targets (each referred to as a “Company Stock Price Target”) measured based on the 60-trading day trailing average per-share closing price of our Class A common stock on the Nasdaq Global Select Market during the performance period, as set forth below. The Company Stock Price Targets are expressed as a percentage increase above $23 per share (such price, the “Base Price” of the award).
22    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Tranche	Company Stock Price Target (as % increase in Base Price)	Company Stock Price Target	Number of RSUs Earned If Price Target Achieved	Portion of RSUs Eligible to Vest (% of Total RSUs)
1	100%	$46	1,002,150	10%
2	200%	$69	1,503,230	15%
3	300%	$92	2,004,300	20%
4	400%	$115	2,505,370	25%
5	500%	$138	3,006,450	30%
In order for any of these RSUs to be earned and vest, and except as described below in connection with certain change in control transactions, Mr. Szulczewski must remain employed as our CEO through at least the second anniversary of our initial public offering and thereafter he must continue to serve as our CEO as of each applicable Company Stock Price Target achievement date. If our Class A common stock price fails to reach a Company Stock Price Target during the performance period, that portion of the CEO Performance Award will not vest (except as described below).
Under the terms of the CEO Performance Award, certain of the Company Stock Price Targets may also be achieved in connection with a change in control of our company, such that Mr. Szulczewski could earn and vest in up to all of the RSUs. In connection with a change in control (as defined in the applicable award agreement for the CEO Performance Award) that occurs within the first two years after our initial public offering and subject to Mr. Szulczewski continuing to serve as our CEO through immediately prior to the change in control, he could earn and vest in 50% of the otherwise un-earned portion of the RSUs if the per share value of our Class A common stock in the transaction (the “deal price”) is at least equal to the Tranche 1 Company Stock Price Target, and he could earn and vest in all the RSUs if the deal price is at least equal to the Tranche 2 Company Stock Price Target, except if he incurs an involuntary termination of employment (as such term is defined in the CEO Performance Award agreement) after the change in control and prior to the second anniversary of our initial public offering, then 100% of the RSUs that he would have otherwise been entitled to earn if he had continued to serve as our CEO through the second anniversary of our initial public offering will immediately vest, subject to his compliance with the terms of his severance and change in control agreement with us. Thereafter, he could earn and vest in all the RSUs on a change in control occurring after the second anniversary and on or prior to the fourth anniversary of our initial public offering if the deal price is at least equal to the Tranche 2 Company Stock Price Target and on a change in control occurring after the fourth anniversary of our initial public offering if the deal price is above the Tranche 4 Company Stock Price Target, in each case, subject to him continuing to serve as our CEO through immediately prior to the change in control.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Retirement Benefits
We maintain a Section 401(k) plan for our employees, including our named executive officers. The Section 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Currently, we do not provide company matching contributions to participants in the Section 401(k) plan.
We do not provide pension arrangements for our named executive officers or other employees, nor do we provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     23

EXECUTIVE COMPENSATION (continued)

Perquisites and other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our named executive officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2020, none of our named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Arrangements
We have entered into written employment offer letters with each of our named executive officers. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.
Each of these employment offer letters does not have a specific term, provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause) and generally sets forth the named executive officer’s initial base salary, eligibility to participate in our standard employee benefit plans and programs, and includes a recommendation for an equity award to be approved by our Board of Directors. In addition, each of these employment offer letters required the named executive officer to execute our standard Proprietary (Confidential) Information and Inventions Agreement.
Our named executive officers are also eligible for certain severance and change in control-related acceleration benefits pursuant to either their offer letters or severance and change in control agreements, as described further in “Potential Payments upon Termination or Change in Control” below.
Tax and Accounting Considerations
As a general matter, we review and consider the various tax and accounting implications of the compensation vehicles that we use.
Deductibility of Executive Compensation
In approving the amount and form of compensation for our named executive officers, our Board of Directors will consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code.
Our Board of Directors believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some portion may result in non-deductible compensation expense. Thus, we expect that in future years, some portion of the compensation of our named executive officers may not be fully deductible by us for federal income tax purposes.
Accounting Implications
We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board of Directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.
Elements of Total Compensation—Risks and Mitigating Factors
We believe that the structure of our executive compensation program provides a mix of cash and equity compensation that balances short- and long-term incentives. We believe that the different time horizons and metrics used in the annual and long-term elements of compensation provide incentives to build our business prudently and profitably over time, while encouraging retention of our top talent. In addition, each element of compensation has been designed and is administered in a manner intended to minimize potential risks to us. The result is a program that we believe mitigates inappropriate risk taking and aligns the interests of our executive officers with those of our stockholders. Moreover, we have determined that any risks arising from our compensation policies and practices for all of our employees are not reasonably likely to have a material adverse effect on us.
24    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the following members of the Compensation Committee:
Joe Lonsdale
Jacqueline Reses
Tanzeen Syed
Hans Tung
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Wish under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     25

EXECUTIVE COMPENSATION (continued)

Summary Compensation Table For 2020
The following table sets forth information concerning the total compensation awarded to, earned by, or paid to our named executive officers for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Total ($)
Piotr Szulczewski Founder, CEO, and Chairperson
	2020	450,000	—	77,741,786	78,191,786
	2019	450,000	—	—	450,000
Rajat Bahri Chief Financial Officer
	2020	425,000	—	4,092,250	4,517,250
	2019	358,750	—	18,589,761	18,948,511
Devang Shah General Counsel and Secretary
	2020	376,667	—	4,092,250	4,468,917
	2019	326,000	—	2,738,890	3,064,890
Thomas Chuang Vice President of Operations
	2020	295,000	—	1,636,900	1,931,900
	2019	257,756	—	1,814,363	2,072,119
Pai Liu Vice President of Data Science
	2020	285,823	—	1,930,724	2,216,547
	2019	75,000(2)	50,000(3)	1,335,568	1,460,568
(1)
The amounts reported in this column reflect the accounting value for these equity awards and may not correspond to the actual economic value that may be received by our named executive officers from the equity awards. In accordance with SEC rules, this column reflects the grant date fair value of RSUs calculated in accordance with ASC Topic 718 for stock-based compensation transactions. The RSUs granted to our named executive officers other than Mr. Szulczewski prior to our initial public offering were subject to both a service-based vesting condition and a liquidity-based vesting condition, the liquidity-based vesting condition of which was satisfied upon the effectiveness of our initial public offering. Mr. Szulczewski received a performance-based RSU award on December 7, 2020, which we refer to as the “CEO Performance Award.” The vesting of the RSUs is contingent upon the achievement of stock price performance targets as well as continued employment as our Chief Executive Officer, as described in detail in the “CEO Performance Award” section of the “Compensation Discussion and Analysis” beginning on page 22. In accordance with SEC rules, the grant date fair value reflected in the table above for the CEO Performance Award is based on the probable outcome of the performance conditions applicable to the award.

(2)	Represents Mr. Liu’s prorated annual salary of $275,000 following his commencement of employment in September 2019.
(3)	Represents a signing bonus paid to Mr. Liu following his commencement of employment with us.
26    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Grants of Plan-Based Awards Table for 2020
The following table provides information on the grants of plan-based awards made to each named executive officer during the year ended December 31, 2020.
Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Piotr Szulczewski	12/7/2020	12/4/2020	1,002,150	10,021,500	—	77,741,786(2)
Rajat Bahri	9/9/2020	9/9/2020	—	—	250,000(3)	4,092,250(4)
Devang Shah	9/9/2020	9/9/2020	—	—	250,000(3)	4,092,250(4)
Thomas Chuang	9/9/2020	9/9/2020	—	—	100,000(3)	1,636,900(4)
Pai Liu	9/9/2020	9/9/2020	—	—	117,950(3)	1,930,724(4)
(1)
Vesting of the RSUs subject to the CEO Performance Award is contingent on our stock price performance over a performance period beginning six months after the effective date of our initial public offering and ending on the seventh anniversary thereof. The award is divided into five tranches based on achievement of certain stock price targets, based on an increase above $23 per share. Mr. Szulczewski is also required to remain employed as our Chief Executive Officer through at least the second anniversary of our initial public offering and continue to serve as chief executive officer thereafter on the applicable achievement date of the stock price target, subject to certain exceptions in connection with a change in control transaction, as described in greater detail in the “CEO Performance Award” section of the “Compensation Discussion and Analysis” beginning on page 22. The number of shares reflected in the table above as the “threshold” payout assumes that the first stock price performance target is achieved and that Mr. Szulczewski remains employed as our Chief Executive Officer through the achievement date. The number of shares reflected in the table above as the “target” payout assumes that all of the stock price performance targets will be achieved and that Mr. Szulczewski will remain employed as our Chief Executive Officer through the relevant achievement dates. No “maximum” is applicable to the award, as full vesting of the CEO Performance Award will be achieved at the “target” payout in the table above.

(2)
Reflects the grant date fair value of the CEO Performance Award, calculated in accordance with ASC Topic 718 for stock-based compensation. In accordance with SEC rules, the grant date fair value of the CEO Performance Award is based on the probable outcome of the performance conditions applicable to the award.

(3)	The service-based vesting condition is satisfied in equal monthly installments over 4 years of continuous service commencing on the vesting commencement date.
(4)
Reflects the grant date fair value of the RSU award, calculated in accordance with ASC Topic 718 for stock-based compensation. The RSUs granted to our named executive officers other than Mr. Szulczewski in 2020 were subject to both a service-based vesting condition and a liquidity-based vesting condition. The liquidity-based vesting condition was satisfied upon the effectiveness of our initial public offering.

ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     27

EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2020, including the number of shares subject to each award and, where applicable, the exercise price per share.
The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
Additionally, the following table does not include RSUs that vested on our initial public offering in December 2020 or based on service prior to December 31, 2020, but were later settled in February 2021.
Name		Option Awards			Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(*)
Piotr Szulczewski	11/17/2013	8,375,000(2)	0.149	4/15/2024	—	—	—	—
	6/9/2014	35,000,000(3)	0.238	8/11/2024	—	—	—	—
	4/24/2017	—	—	—	215,130(4)	3,923,971	—	—
	1/1/2018	—	—	—	340,695(5)	6,214,277	—	—
	9/23/2018	—	—	—	2,838,024(6)	51,765,558	—	—
	12/7/2020	—	—	—	—	—	1,002,150(7)	15,322,874
Rajat Bahri	12/7/2016	—	—	—	496,800(8)	9,061,632	—	—
	1/1/2018	—	—	—	123,895(5)	2,259,845	—	—
	1/1/2019	—	—	—	65,820(4)	1,200,557	—	—
	4/1/2019	—	—	—	1,130,450(9)	20,619,408	—	—
	9/1/2020	—	—	—	234,376(6)	4,275,018	—	—
Devang Shah	2/5/2018	—	—	—	248,600(10)	4,534,464	—	—
	4/1/2019	—	—	—	181,000(9)	3,301,440	—	—
	9/1/2020	—	—	—	234,376(6)	4,275,018	—	—
Thomas Chuang	7/1/2014	279,000(11)	0.238	8/11/2024	—	—	—	—
	6/1/2016	—	—	—	1,620(10)	29,549	—	—
	4/24/2017	—	—	—	5,340(10)	97,401	—
	5/1/2018	—	—	—	10,060(10)	183,494	—	—
	1/1/2019	—	—	—	65,820(4)	1,200,557	—	—
	4/1/2019	—	—	—	22,690(9)	413,866	—	—
	9/1/2020	—	—	—	93,751(6)	1,710,018	—	—
Pai Liu	9/23/2019	—	—	—	81,090(4)	1,479,082	—	—
	9/1/2020	_	—	—	110,579(6)	2,016,961	—	—
28    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

(*)	Market value is based on the closing price of our Class A common stock on December 31, 2020, which was $18.24 per share.
(1)
RSUs granted to our executive officers other than Mr. Szulczewski prior to our initial public offering only vest upon the satisfaction of both (i) a service-based vesting condition and (ii) a liquidity-based vesting condition. The liquidity-based vesting condition was satisfied upon the effectiveness of our initial public offering, and all of the RSUs, other than Mr. Szulczewski’s grant of RSUs noted in the footnotes below, are subject solely to service-based vesting.

(2)	The shares subject to this option were fully vested as of November 17, 2017.
(3)	The shares subject to this option were fully vested as of June 9, 2018.
(4)
The service-based vesting condition is satisfied as to 1/4th of the total shares of Class B common stock underlying the RSU award on the 12-month anniversary of the Vesting Commencement Date, and the service-based condition is satisfied as to 1/36th of the remaining shares on a monthly basis thereafter, subject to continued service to us through each vesting date.

(5)
The service-based vesting condition is satisfied as to 1/60th of the total shares of Class B common stock underlying the RSU award on a monthly basis from the Vesting Commencement Date, subject to continued service to us through each vesting date.

(6)
The service-based vesting condition is satisfied as to 1/48th of the total shares of Class B common stock underlying the RSU award on a monthly basis from the Vesting Commencement Date, subject to continued service to us through each vesting date.

(7)
Mr. Szulczewski received a performance-based RSU award on December 7, 2020, which we refer to as the “CEO Performance Award.” The vesting of the RSUs is contingent upon the achievement of stock price performance targets as well as continued employment as our Chief Executive Officer, as described in detail in the “CEO Performance Award” section of the “Compensation Discussion and analysis” beginning on page 22. In accordance with SEC rules, the number of shares in the table above and the corresponding value of those shares reflects threshold performance assuming that the first stock price performance target is achieved.

(8)
The service-based vesting condition is satisfied as to 1/5th of the total shares of Class B common stock underlying the RSU award on the 12-month anniversary of the Vesting Commencement Date, and the service-based condition is satisfied as to 1/20th of the total shares on a quarterly basis thereafter, subject to continued service to us through each vesting date.

(9)
The service-based vesting condition is satisfied on a monthly basis over a period of four years from the Vesting Commencement Date, with 10% of the total shares of Class B common stock underlying the RSU award vesting over the first year, 20% of the total shares vesting over the second year, 30% of the total shares vesting over the third year, and 40% of the total shares vesting over the fourth year, subject to continued service to us through each vesting date.

(10)
The service-based vesting condition is satisfied as to 1/5th of the total shares of Class B common stock underlying the RSU award on the 12-month anniversary of the Vesting Commencement Date, and the service-based condition is satisfied as to 1/48th of the remaining shares on a monthly basis thereafter, subject to continued service to us through each vesting date.

(11)	The shares subject to this option were fully vested as of July 1, 2019.
2020 Stock Vested
The following table sets forth the number of RSUs held by each of our named executive officers that vested during 2020:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Piotr Szulczewski	9,569,411	229,665,864
Rajat Bahri	2,580,629	61,935,096
Devang Shah	395,584	9,494,016
Thomas Chuang	129,829	3,115,896
Pai Liu	44,221	1,061,304
(1)
Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested. For RSUs that vested on our initial public offering, the value represents the number of shares that vested multiplied by the initial public offering price of $24 per share; provided, however, that the actual value received by each named executive officer with respect to the RSUs that vested in 2020 was not determined until the RSUs were settled in February 2021 for a price per share of $27.45.

Pension Benefits
We do not have any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     29

EXECUTIVE COMPENSATION (continued)

Potential Payments Upon Termination or Change in Control
We do not have employment agreements with our named executive officers. Pursuant to the terms of his employment offer letter and his RSU agreements, Mr. Bahri is eligible to receive 100% accelerated vesting of his outstanding RSU awards if we are subject to a sale event while he is providing services to us. Pursuant to the terms of his employment offer letter and his RSU agreements, Mr. Shah is eligible to receive 50% accelerated vesting of any then unvested RSUs if we are subject to a sale event while he is providing services to us and he is terminated without cause or resigns for good reason within 12 months following the sale event.
In November 2020, we entered into severance and change in control agreements with each of our named executive officers that became effective upon the completion of our initial public offering. These agreements have a three-year term and, with the exception of Mr. Bahri as it relates to his existing RSU awards, superseded any acceleration provisions in the officers’ offer letters.
Termination Not in Connection with a Change in Control. Pursuant to his severance and change in control agreement, if Mr. Szulczewski’s employment is terminated by us without cause or he resigns for good reason, he is eligible to receive a lump sum cash payment equal to 12 months of his base salary and an additional lump sum cash payment equal to 12 months of his benefit premiums. If the employment of Mr. Bahri or Mr. Shah is terminated by us without cause or such officer resigns for good reason, such officer is eligible to receive a lump sum cash payment equal to six months of his base salary, an additional lump sum cash payment equal to six months of his benefit premiums, and 12 months accelerated vesting of his time-based equity awards. If the employment of one of our other named executive officers is terminated by us without cause, the officer will be eligible to receive a lump sum cash payment equal to six months of his base salary and an additional lump sum cash payment equal to six months of his benefit premiums.
Termination in Connection with a Change in Control. Pursuant to his severance and change in control agreement, if Mr. Szulczewski’s employment is terminated by us without cause or he resigns for good reason, in either case within three months prior to or 12 months after a change in control, he is eligible to receive a lump sum cash payment equal to 18 months of his base salary, an additional lump sum cash payment equal to 18 months of his benefit premiums, and full acceleration of his time-based equity awards. If the employment of one of our other named executive officers is terminated by us without cause or he resigns for good reason, in either case within three months prior to or 12 months after a change in control, the officer will be eligible to receive a lump sum cash payment equal to 12 months of his base salary, an additional lump sum cash payment equal to 12 months of his benefit premiums, and full acceleration of his time-based equity awards.
For purposes of the severance and change in control agreements, the terms “cause,” “change in control,” and “good reason” have the following meanings:
“Cause” means an officer’s willful and intentional unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of a felony, gross negligence or willful misconduct, continuing failure to perform assigned duties (other than as a result of a disability) or failure to cooperate in good faith with a governmental or internal investigation.
“Good Reason” means a material diminution in the nature or scope of the officer’s responsibilities, authority, powers, functions or duties, a material reduction in the officer’s base salary, or a requirement that the officer relocate more than 50 miles.
“Change in Control” means any person (other than Piotr Szulczewski) acquires ownership of more than 50% of our voting stock, a sale of all or substantially all of our assets, consummation of a merger of the Company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent, or certain changes in the composition of our Board of Directors.
30    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

The following table sets forth the amounts payable to each of our current named executive officers based on an assumed termination or change in control of us as of December 31, 2020:
Name	Cash Severance ($)	Health Benefits ($)	Restricted Stock Units (Unvested and Accelerated) ($)(1)	Total ($)
Piotr Szulczewski
Termination for reasons other than Cause, death or Disability, or for Good Reason	450,000	8,534	—	458,534
Change in Control or Termination in connection with a Change in Control	675,000	12,801	61,903,806(2)	62,591,607
Rajat Bahri
Termination for reasons other than Cause, death or Disability, or for Good Reason	257,500	4,260	19,032,400	19,294,160
Change in Control or Termination in connection with a Change in Control(3)	515,000	8,534	37,416,460	37,939,994
Devang Shah
Termination for reasons other than Cause, death or Disability, or for Good Reason	225,000	4,260	4,381,175	4,610,435
Change in Control or Termination in connection with a Change in Control	450,000	8,534	12,110,922	12,569,456
Thomas Chuang
Termination for reasons other than Cause, death or Disability, or for Good Reason	152,500	4,260	—	156,760
Change in Control or Termination in connection with a Change in Control	305,000	8,534	3,634,885	3,948,419
Pai Liu
Termination for reasons other than Cause, death or Disability, or for Good Reason	151,500	3,517	—	155,017
Change in Control or Termination in connection with a Change in Control	303,000	7,034	3,496,043	3,806,077
(1)
The value of accelerated RSUs was determined by multiplying the number of unvested and accelerated RSUs by the closing price of our Class A common stock on December 31, 2020, which was $18.24 per share.

(2)
Reflects full vesting of Mr. Szulczewski’s RSUs other than his performance-based RSU award granted on December 7, 2020, which we refer to as the “CEO Performance Award.” If a change in control and termination of Mr. Szulczewski’s employment had occurred on December 31, 2020, none of the RSUs subject to the CEO Performance Award would have been eligible for accelerated vesting, as our closing price of $18.24 on December 31, 2020 was below the lowest stock price target of $46 required for any portion of the award to vest (or accelerate).

(3)	Mr. Bahri is entitled to receive 100% accelerated vesting of his outstanding RSUs if we are subject to a sale event while he is providing services to us, no termination of employment is required.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     31

DIRECTOR COMPENSATION
Prior to our initial public offering in December 2020, we did not have a policy with respect to compensation payable to our non-employee directors for service as directors; however, we adopted a non-employee director compensation policy in connection with our initial public offering, as further described below. The table below shows the total compensation that we paid to our non-employee directors who received compensation during 2020:
Name	Stock Awards ($)(1)	Option Awards(2)	Total ($)
Julie Bradley	2,594,419	—	2,594,419
Jacqueline Reses	1,722,205	—	1,722,205
Stephanie Tilenius	2,616,641	—	2,616,641
(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. As of December 31, 2020, certain of our non-employee directors held outstanding RSUs under which the following number of shares of our common stock are issuable: Ms. Bradley – 111,110; Mr. Emanuel – 75,000; Ms. Reses – 111,110; and Ms. Tilenius – 111,110.

(2)	As of December 31, 2020, only one of our non-employee directors, Mr. Lonsdale, held outstanding options to purchase shares of our common stock (for 250,000 shares).
Non-Employee Director Compensation Policy
Pursuant to the program adopted in connection with our initial public offering in December 2020, each non-employee director is entitled to receive RSUs under our 2020 Plan as follows:
Initial Equity Award. Each non-employee director appointed to our Board will be granted RSUs on the date of his or her appointment to our Board having an aggregate value of $440,000 based on the closing price of our Class A common stock on the date of grant. The RSUs will vest with respect to 1/3rd of the total number of RSUs subject to such award on each annual anniversary of the date of grant, in each case, as long as the non-employee director continues to serve on our Board of Directors through such date; provided, however, that vesting will be pro-rated on a monthly basis for a termination of service prior to an annual vesting date.
Annual Equity Award. Following the conclusion of each regular annual meeting of stockholders commencing in 2021, each non-employee director who is serving on our Board on, and will continue to serve on our Board immediately following, the date of the annual meeting will automatically be granted RSUs having an aggregate value of $270,000 based on the closing price of our Class A common stock on the date of grant. The RSUs will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders, so long as the non-employee director continues to serve on our Board through such date; provided, however, that vesting will be pro-rated on a monthly basis for a termination of service prior to such vesting date.
Annual Equity Retainers. In addition, our non-employee directors will receive the following additional annual equity retainers:
Position	Equity Retainer Value
Lead Independent Director	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating/Governance Committee Chair	$10,000
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating/Governance Committee Member	$5,000
The equity retainers described in the table above will be granted following the conclusion of each regular annual meeting of stockholders commencing in 2021 to each non-employee director who is serving on our Board on, and will continue to serve on our Board immediately following, the date of the annual meeting, with the number of RSUs determined based on the closing price of our Class A common stock on the date of grant. Each such award will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders, so long as the non-employee director continues to serve on our Board through such date; provided, however, that vesting will be pro-rated on a monthly basis for a termination of service prior to such vesting date. Non-employee
32    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

DIRECTOR COMPENSATION (continued)

directors who are elected or appointed to our Board other than on the date of a regular annual meeting of our stockholders will be eligible to receive the applicable pro-rated annual equity retainers on the date the non-employee director is elected or appointed to our Board, which will be subject to the same vesting requirements as the annual equity retainers granted to our non-employee directors at the annual meeting of our stockholders.
Non-employee directors will not receive any cash compensation for service on our Board. However, we will continue to reimburse our non-employee directors for their reasonable expenses incurred in connection with attending Board and Committee meetings. Additionally, the equity awards described above will vest in full in the event of a “change in control” (as defined in our 2020 Plan).
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
We have two equity compensation plans under which shares of Common Stock are authorized for issuance to eligible employees, directors, and consultants: (i) the 2010 Stock Plan (“2010 Plan”); and (ii) the 2020 Plan. The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2020:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by stockholders	134,716,873	$0.234	38,271,279
Equity compensation plans not approved by stockholders	0
Total	134,716,873
(1)
Calculated assuming 100% achievement of the CEO Performance Award for which performance targets have not yet been achieved as of December 31, 2020 and including RSUs which vested as of December 31, 2020 upon satisfying both the service and liquidity vesting conditions, but were not settled until February 2021.

In November 2020, our Board of Directors approved the 2020 Plan and in 2010 our stockholders approved the 2010 Plan. The 2020 Plan became effective on November 19, 2020 upon the completion of our initial public offering. The 2020 Plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted shares of our common stock, restricted stock units, and performance cash awards. The number of shares reserved for issuance under our 2020 Plan will be increased automatically on the first business day of each of our fiscal years, commencing in 2022 and ending in 2030, by a number equal to the lesser of: (a) 5% of the shares of common stock outstanding on the last business day of the prior fiscal year; or (b) the number of shares determined by our Board of Directors. As of December 31, 2020, RSUs covering approximately 111,110 shares of common stock were outstanding under the 2020 Plan.
The 2010 Plan was terminated following the completion of our initial public offering, and no further awards will be made under that plan. Options and RSUs outstanding under the 2010 Plan will continue to be governed by their existing terms. As of December 31, 2020, options to purchase 74,743,650 shares of common stock, RSUs covering 20,149,876 shares of common stock and CEO Performance Award covering 10,021,500 shares of common stock were outstanding under the 2010 Plan. In addition, there were 29,690,737 RSUs which vested upon satisfying both the service and liquidity vesting conditions for the year ended December 31, 2020. The shares remained unreleased as of December 31, 2020 due to the lock up provisions related to our IPO.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     33

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
The following table represents aggregate fees billed or to be billed to the Company for the years ended December 31, 2020 and 2019 for professional audit services and other services rendered to us by Ernst & Young LLP, our principal accountant.
	Fiscal Year Ended December 31,
	2020	2019
Audit Fees(1)	$5,207,308	$2,417,109
Audit Related Fees(2)	—	—
Tax Fees(3)	10,300	83,817
Total Fees	$5,217,608	$$2,500,926
(1)
Consists of fees billed for professional services rendered in connection with the annual audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, professional consultations with respect to accounting matters, and services normally provided in connection with regulatory filings. Fees billed for the year ended December 31, 2020 also included services rendered in connection with our initial public offering completed in December 2020.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
All fees described above were pre-approved by the Audit Committee.
Pre-approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee pre- approves specified services in defined categories of audit services, audit-related services, and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
34    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The Audit Committee of our Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by our Board of Directors. Our Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. Our Board of Directors has also determined that Julie Bradley and Stephanie Tilenius each is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which our Board of Directors adopted and which the Audit Committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“10-K”).
The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company and satisfied itself as to the independence of Ernst & Young LLP.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the Securities and Exchange Commission. The Audit Committee also has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and is seeking ratification of such appointment by the stockholders.
Submitted by the following members of the Audit Committee:
Julie Bradley, Chair
Stephanie Tilenius
Hans Tung
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Wish under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     35

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight directors. The Board is unclassified and each of our directors will stand for reelection annually.
On February 22, 2021, our Board of Directors nominated Piotr Szulczewski, Julie Bradley, Ari Emanuel, Joe Lonsdale, Jacqueline Reses, Tanzeen Syed, Stephanie Tilenius, and Hans Tung for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until our 2022 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for director at the Annual Meeting, their ages as of March 31, 2021, and their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is set forth in this Proxy Statement under the heading “Directors, Executive Officers, and Corporate Governance—Directors and Executive Officers.”
Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for director receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.
Nominees at the Annual Meeting
Name	Age	Position(s) with Wish
Piotr Szulczewski	39	Founder, Chief Executive Officer, and Chairperson
Julie Bradley	52	Director
Ari Emanuel	60	Director
Joe Lonsdale	38	Director
Jacqueline Reses	51	Director
Tanzeen Syed	38	Lead Independent Director
Stephanie Tilenius	53	Director
Hans Tung	50	Director
The biographies for the director nominees set forth above are set forth in this Proxy Statement under the heading “Directors, Executive Officers, and Corporate Governance—Directors and Executive Officers.”
We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted in their biographies.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING DIRECTOR NOMINEES:
PIOTR SZULCZEWSKI, JULIE BRADLEY, ARI EMANUEL, JOE LONSDALE, JACQUELINE RESES, TANZEEN SYED, STEPHANIE TILENIUS, AND HANS TUNG.
36    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021
The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2015.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     37

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2020
In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2020 as disclosed in this Proxy Statement. This is commonly referred to as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather, the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
As described further in the “Executive Compensation” section of this Proxy Statement, beginning on page 19, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation programs are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees, reward the achievement of clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.
This Say on Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.
Recommendation
The Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of ContextLogic Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2021 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections.”
If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires a “For” vote from the majority the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.
38    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION OF ONE, TWO, OR THREE YEARS
In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on whether we should conduct an advisory vote on executive compensation (commonly referred to as a “Say On Pay” proposal and which is the subject of Proposal 3 this year) every one, two, or three years. This advisory stockholder vote is commonly known as “say-when-on-pay”.
Section 14A of the Exchange Act requires that we conduct a stockholder advisory vote of this nature at least once every six years. This proposal provides our stockholders with the opportunity to cast an advisory vote indicating their preference on how often we should include a Say On Pay proposal in our proxy materials for future stockholder meetings. By voting on this proposal, stockholders may indicate their preference for conducting the Say On Pay vote either every year, every two years, or every three years, or, stockholders may abstain from voting.
Recommendation
The Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of ContextLogic Inc. approve on a non-binding advisory basis, a Say on Frequency Vote of “1 YEAR.” ”
This vote is advisory, and therefore, not binding on our Compensation Committee. Notwithstanding our Board of Directors’ recommendation and the outcome of the stockholder vote on this Proposal 4, our Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. Our decision as to how frequently we will conduct “Say On Pay” votes will be disclosed via Form 8-K as required by the Securities and Exchange Commission. The choice of frequency that receives the highest number of votes will be considered the advisory vote of the stockholders. Abstentions and broker non-votes will not count in determining which frequency choice received the largest number of votes, and will have no direct effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY “1 YEAR” FOR THE ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION.
ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders     39

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Devang Shah
General Counsel and Secretary
April 28, 2021
40    ContextLogic Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49605-P52726

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTEXTLOGIC INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect all of our existing directors to serve until the 2022 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Piotr Szulczewski
02) Julie Bradley
03) Ari Emanuel
04) Joe Lonsdale
05) Jacqueline Reses
06) Tanzeen Syed
07) Stephanie Tilenius
08) Hans Tung

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D49606-P52726

CONTEXTLOGIC INC.
Annual Meeting of Stockholders
June 8, 2021 10:00 AM
This proxy is solicited by the Board of Directors

If the undersigned is a registered stockholder, the undersigned hereby appoints Piotr Szulczewski, Rajat Bahri, and Devang Shah, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of ContextLogic Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of ContextLogic Inc. to be held on June 8, 2021 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned's shares will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side